Exhibit 99.1

October 27, 2026

Re: 2026 Director Election Results: Indiana and Michigan Member Directors and District-Wide Independent Director

Dear Member:

The Federal Home Loan Bank of Indianapolis ("FHLBank Indianapolis") is pleased to announce the results of the 2026 Board of Directors election.
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Independent Director District-Wide Election – One Director
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In the 2026 district-wide election, the members re-elected one incumbent director in an uncontested election. The director shall serve a four-year term beginning on January 1, 2027 and ending on December 31, 2030.

Number of Indiana members eligible to vote	150
Number of Michigan members eligible to vote	204
Total members eligible to vote	354
Number of Indiana members casting votes	74
Number of Michigan members casting votes	111
Total members casting valid votes	185
Total eligible votes for each directorship	6,609,859

October 27, 2026

Independent Director Elect	Qualifications[1]	City, State	Votes Received

Kathryn Dominguez* Professor of Public Policy and Economics – University of Michigan	Financial management, derivatives, risk management practices	Ann Arbor, Michigan	3,903,574

*Elected

**Public Interest Directorship
[No open seats for public interest directorship]

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Indiana – Elected Member Director – One Director
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In the 2026 Indiana member directorship election, the Indiana members reelected one incumbent director. The director shall serve a four-year term beginning on January 1, 2027, and ending on December 31, 2030.

Number of Indiana members eligible to vote	150
Number of Indiana members casting votes	109
Total eligible votes for each directorship	3,970,691

Member Director Elect	City, State	Votes Received

Clifford Clarke Vice Chairman of the Board – Three Rivers Federal Credit Union (FHFA ID 15498)	Fort Wayne, Indiana	840,989

Ryan Warner* Chairman of the Board – The Bippus State Bank (FHFA ID 12387)	Huntington, Indiana	2,116,915

*Elected

1 12 CFR § 1261.7(e), provides in part, “(1) Each independent director and each nominee for an independent directorship, other than a public interest directorship, shall have experience in, or knowledge of, one or more of the following areas: auditing and accounting, derivatives, financial management, organizational management, project development, risk management practices, and the law….(2) Each public interest independent director and each nominee for a public interest directorship shall have more than four years of experience representing consumer or community interests in banking services, credit needs, housing or consumer financial protection.”

October 27, 2026

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Michigan – Elected Member Director – One Director
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In the 2026 Michigan member directorship election, the Michigan members elected one new director. The director shall serve a four-year term beginning on January 1, 2027, and ending on December 31, 2030.

Number of Michigan members eligible to vote	204
Number of Michigan members casting votes	139
Total eligible votes for each directorship	2,639,168

Member Director Elect	City, State	Votes Received

Jennifer Borowy President and CEO – Michigan First Credit Union (FHFA ID 53735)	Lathrup Village, Michigan	780,310

William Hufnagel* President and CEO – The Dart Bank (FHFA ID 11837)	Mason, Michigan	1,349,714

*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Indianapolis and all of the members it serves.

Sincerely,

/s/ Esther Earbin Sandlin
Esther Earbin Sandlin
Corporate Secretary

CC: Federal Housing Finance Agency